UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

HANESBRANDS LLC

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Cherry Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Hanesbrands Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTION

On December 1, 2025 (the “Closing Date”), Gildan Activewear Inc., a corporation incorporated under the Canada Business Corporations Act (“Gildan”), acquired Hanesbrands Inc. (now known as Hanesbrands LLC) (“Hanesbrands”) through multiple steps pursuant to an Agreement and Plan of Merger, dated as of August 13, 2025 (the “Merger Agreement”), by and among Gildan, Galaxy Merger Sub 2, Inc., a Maryland corporation (“Second Gildan Merger Sub”), Galaxy Merger Sub 1, Inc., a Maryland corporation (“First Gildan Merger Sub”), Hanesbrands, Helios Holdco, Inc., a Maryland corporation (“Hanesbrands Holdco”), and Helios Merger Sub, Inc., a Maryland corporation (“Hanesbrands Merger Sub”).

On the Closing Date, on the terms and subject to the conditions set forth in the Merger Agreement, first, Hanesbrands Merger Sub merged with and into Hanesbrands (the “Hanesbrands Merger”), with Hanesbrands surviving the Hanesbrands Merger as a direct wholly owned subsidiary of Hanesbrands Holdco (the “Hanesbrands Merger Surviving Corporation”). Second, immediately following the Hanesbrands Merger, Hanesbrands Merger Surviving Corporation converted into a Maryland limited liability company (the “LLC Conversion”), and the name of Hanesbrands was changed to Hanesbrands LLC. Third, immediately following the LLC Conversion, First Gildan Merger Sub merged with and into Hanesbrands Holdco (the “First Gildan Merger”), with Hanesbrands Holdco surviving the First Gildan Merger as a direct wholly owned subsidiary of Second Gildan Merger Sub (“First Gildan Merger Surviving Corporation”). Fourth, immediately following the First Gildan Merger, First Gildan Merger Surviving Corporation merged with and into Second Gildan Merger Sub (the “Second Gildan Merger” and, together with the Hanesbrands Merger, the LLC Conversion and the First Gildan Merger, the “Transactions”), with Second Gildan Merger Sub surviving the Second Gildan Merger as a direct wholly owned subsidiary of Gildan. As a result of the Transactions, Hanesbrands became a wholly owned subsidiary of Gildan.

For purposes of this Current Report on Form 8-K (this “Current Report”), where applicable, after the consummation of the Hanesbrands Merger, all references to Hanesbrands, shares of common stock, par value $0.01 per share, of Hanesbrands (“Hanesbrands Common Stock”), options to purchase shares of Hanesbrands Common Stock granted under the Hanesbrands’ 2020 Omnibus Incentive Plan (as amended, the “Hanesbrands Equity Plan”) or as part of an inducement grant pursuant to the rules and regulations of the New York Stock Exchange (“NYSE”) (“Hanesbrands Options”), Hanesbrands restricted stock units granted under the Hanesbrands Equity Plan (“Hanesbrands RSUs”), Hanesbrands performance stock units granted under the Hanesbrands Equity Plan (“Hanesbrands PSUs” and, together with Hanesbrands Options and Hanesbrands RSUs, the “Hanesbrands Equity Awards”) and Hanesbrands Equity Awards and other securities of Hanesbrands shall be deemed, as applicable, to be references to Hanesbrands Holdco, shares of common stock, par value $0.01 per share, of Hanesbrands Holdco and the same securities and awards of Hanesbrands Holdco, and all references to holders of Hanesbrands Common Stock (“Hanesbrands Stockholders”) shall be deemed to be references to stockholders of Hanesbrands Holdco.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Transactions, on the Closing Date, Hanesbrands repaid all of the outstanding obligations in respect of principal, interest and fees, and terminated the commitments, under that certain Sixth Amended and Restated Credit Agreement, dated as of March 7, 2025, among Hanesbrands, as the borrower, the lenders and other parties thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Credit Agreement”).

The Credit Agreement provided for a $750.0 million senior secured revolving credit facility (the “Revolving Loan Facility”), a $400.0 million (in original principal amount) senior secured term loan A facility (the “Term Loan A Facility”) and a $1.1 billion (in original principal amount) senior secured term loan B facility (the “Term Loan B Facility”). Absent early termination (or extension pursuant to its terms), the Revolving Loan Facility and the Term Loan A Facility would have matured on March 7, 2030, and the Term Loan B Facility would have matured on March 7, 2032. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed investment banking, financial advisory, lending, underwriting and/or commercial banking services, or other services for Hanesbrands and its affiliates, for which they have received customary compensation and expense reimbursement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report (the “Introduction”) is incorporated into this Item 2.01 by reference.

At the effective time of the First Gildan Merger (the “First Gildan Merger Effective Time”), each share of Hanesbrands Common Stock outstanding immediately prior to the First Gildan Merger Effective Time (other than shares held by Hanesbrands Holdco, Gildan or any of their respective subsidiaries, which were cancelled for no consideration in accordance with the Merger Agreement) was converted into the right to receive (a) 0.102 (the “Exchange Ratio”) common shares of Gildan (“Gildan Common Shares”) and (b) $0.80 in cash, without interest (collectively, the “Merger Consideration”), subject to applicable tax withholding.

In addition, pursuant to the Merger Agreement, at the First Gildan Merger Effective Time:

a)

Each outstanding Hanesbrands Option converted into an option to purchase a number of Gildan Common Shares (each, a “Gildan Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Hanesbrands Common Stock subject to such Hanesbrands Option multiplied by (ii) the Equity Award Exchange Ratio (as defined below). The exercise price per share with respect to each Gildan Option will be equal to the quotient (rounded up to the nearest whole cent) of (A) the exercise price per share of Hanesbrands Common Stock with respect to the related Hanesbrands Option divided by (B) the Equity Award Exchange Ratio. Each Gildan Option will otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Hanesbrands Option immediately prior to the First Parent Merger Effective Time.

b)

Each outstanding Hanesbrands RSU converted into a Gildan restricted stock unit (each, a “Gildan RSU”) denominated in a number of Gildan Common Shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Hanesbrands Common Stock subject to such Hanesbrands RSU multiplied by (ii) the Equity Award Exchange Ratio.

c)

Each outstanding Hanesbrands PSU was converted into a Gildan RSU denominated in a number of Gildan Common Shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Hanesbrands Common Stock subject to such Hanesbrands PSU based on the target level of performance multiplied by (ii) the Equity Award Exchange Ratio.

“Equity Award Exchange Ratio” means the sum of (a) 0.102 and (b) the quotient, rounded to two decimal places, obtained by dividing (i) $0.80 by (ii) the average of the volume weighted averages of the trading prices of Gildan Common Shares on NYSE on each of the 20 consecutive trading days ending on (and including) the trading day that is two trading days prior to the Closing Date.

Settlement of any Gildan RSU corresponding to a Hanesbrands RSU or Hanesbrands PSU will be made in Gildan Common Shares purchased by Gildan on the secondary market. Each Gildan RSU will otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Hanesbrands RSU or Hanesbrands PSU immediately prior to the First Gildan Merger Effective Time; provided that, in the case of any Hanesbrands PSU, the performance-based vesting conditions shall no longer apply.

The foregoing description of the Merger Agreement and the Transactions is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Hanesbrands’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 13, 2025 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On the Closing Date, Hanesbrands notified the NYSE of the consummation of the Transactions and of its intent to remove Hanesbrands Common Stock from listing on the NYSE and requested that the NYSE (a) suspend trading of Hanesbrands Common Stock on the NYSE and (b) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister Hanesbrands Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Hanesbrands Common Stock on the NYSE was suspended prior to the opening of trading on the Closing Date, and Hanesbrands Common Stock will no longer be listed on the NYSE.

Hanesbrands intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of Hanesbrands Common Stock under 12(g) of the Exchange Act and the suspension of Hanesbrands’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

As a result of the Transactions, each share of Hanesbrands Common Stock that was outstanding immediately prior to the First Gildan Merger Effective Time (except as described in Item 2.01 of this Current Report) was converted, at the First Gildan Merger Effective Time, into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. Accordingly, at the First Gildan Merger Effective Time, the holders of such shares of Hanesbrands Common Stock ceased to have any rights as Hanesbrands Stockholders, other than the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report is incorporated into this Item 5.01 by reference.

As a result of the Transactions, a change in control of Hanesbrands occurred, and Hanesbrands became a wholly owned subsidiary of Gildan.

On the Closing Date, Gildan paid the Merger Consideration for each share of Hanesbrands Common Stock outstanding immediately prior to the First Gildan Merger Effective Time (other than shares held by Hanesbrands Holdco, Gildan or any of their respective subsidiaries, which were cancelled for no consideration in accordance with the Merger Agreement).

Gildan obtained financing to complete the Transactions, to refinance certain of Hanesbrands’ existing indebtedness and to pay related fees and expenses (the “Financing”). The Financing consisted of a $1.1 billion new term loan facility which closed concurrently with the closing of the Transactions and a private offering of $1.2 billion aggregate principal amount of senior unsecured notes of Gildan, which had closed earlier in the year on October 7, 2025, in addition to cash on hand and other sources available to Gildan. Neither the Financing nor the availability of any funds or other financing to Gildan was a condition to the consummation of the Transactions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth in the Introduction and under Item 2.01 of this Current Report is incorporated by reference in this Item 5.02.

In connection with the consummation of the Transactions and pursuant to the terms of the Merger Agreement, effective as of the First Gildan Merger Effective Time, all of the directors of Hanesbrands resigned from their respective positions as directors of Hanesbrands.

Additionally, effective as of the effective time of, and by operation of, the LLC Conversion, all officers of Hanesbrands immediately prior to the First Gildan Merger Effective Time ceased to serve as officers of Hanesbrands.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, in connection with the LLC Conversion, Hanesbrands filed with the Maryland State Department of Assessments and Taxation articles of conversion of Hanesbrands (the “Articles of Conversion”). The Articles of Conversion are attached as Exhibit 3.1 to this Current Report and incorporated by reference herein.

In addition, at the LLC Conversion Effective Time, Hanesbrands adopted a Limited Liability Company Agreement of Hanesbrands (the “LLC Agreement”). The LLC Agreement is attached as Exhibit 3.2 to this Current Report and incorporated by reference herein.

Item 8.01.	Other Events.

Redemption of 9.000% Senior Notes due 2031

On December 1, 2025, pursuant to the terms of the Merger Agreement, Hanesbrands elected to exercise its optional redemption rights to redeem all of its outstanding 9.000% Senior Notes due 2031 (the “Notes”) in the original aggregate principal amount of $600 million and instructed U.S. Bank Trust Company, National Association, as trustee under the indenture governing the Notes (the “Indenture”) to issue a notice of redemption to registered holders of the Notes. The date fixed for the redemption of the Notes is December 11, 2025 (the “Redemption Date”).

The Notes will be redeemed at a redemption price equal to the sum of (a) 100% of the principal amount of the Notes to be redeemed, plus (b) accrued and unpaid interest to but excluding the Redemption Date, plus (c) any Applicable Premium (as defined in the Indenture).

The foregoing does not constitute a notice of redemption with respect to the Notes.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 13, 2025, by and among Gildan Activewear Inc., Galaxy Merger Sub 2, Inc., Galaxy Merger Sub 1, Inc., Hanesbrands Inc., Helios Holdco, Inc. and Helios Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Hanesbrands’ Current Report on Form 8-K filed with the SEC on August 13, 2025).*

3.1	Articles of Conversion of Hanesbrands LLC, as filed with the Maryland State Department of Assessments and Taxation on December 1, 2025.

3.2	Limited Liability Company Agreement of Hanesbrands LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Hanesbrands agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	HANESBRANDS LLC

	By:	/s/ Anne St-Pierre
	Name:	Anne St-Pierre
	Title:	Authorized Signatory